Exhibit 8.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
787 SEVENTH AVENUE	BRUSSELS	NEW YORK
NEW YORK, NY 10019	CHICAGO	SAN FRANCISCO
(212) 839 5300	DALLAS	SHANGHAI
(212) 839 5599 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
FOUNDED 1866

November 20, 2009

PACCAR Financial Corp

777 106th Avenue N.E.

Bellevue, Washington 98004

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3ASR dated November 20, 2009, to be filed by PACCAR Financial Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), senior debt securities of the Company (the “Securities”).

We have been advised that the Company intends to issue the Securities as described in the proposed prospectus (the “Prospectus”) to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act substantially in the form provided to us. The Prospectus as so filed will include our opinion in full as to certain United States Federal income tax consequences of the purchase, ownership and disposition of the Securities. Additionally, we consent to the use of our name under the caption “United States Federal Income Taxation” and “Legal Matters” in the Prospectus.

Very truly yours,
/s/ Sidley Austin LLP